                                                                   EXHIBIT 10.27

                                PROMISSORY NOTE

$1,500,000.-- U.S.                                            Memphis, Tennessee
                                                               September 1, 1996


FOR VALUE RECEIVED, the undersigned, HOLZMANN HOLDING AG, (the "Maker"), promises to pay to the order of NSA INTERNATIONAL GMBH, (the "Lender"), the principal sum of One Million Five Hundred Thousand United States Dollars ($1,500,000.-- U.S.), together with interest from September 1, 1996 until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said principal and interest being payable as follows:

         Six (6) consecutive equal annual installments of Two Hundred and Fifty Thousand each, together with any and all accrued but unpaid interest on the unpaid principal balance of the indebtedness hereby evidenced ("Installment"), the first of said Installments being due on September 1, 1997, and one on September 1 of each and every year thereafter until all are fully paid (the final Installment being due and payable, unless sooner declared to be due and payable, on September 1, 2003).

         The rate of interest will be the Prime Rate (as hereinafter defined). Such Prime Rate as of the date of this Note is four and one-half percent (4.5%). Maker shall have the right to prepay principal and interest on this Note without penalty.

         Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the rate of seven percent (7%) per annum or (b) the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

         In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

         This Note is secured by that certain Security Agreement ("Security Agreement") of even date herewith covering certain of Maker's assets received by Maker pursuant to the terms of the Distribution Agreement and Bill of Sale dated of even date herewith between the Maker and Lender.

         All installments of interest, and the principal hereof, are payable by Maker's corporate check at 4260 East Raines Road, Memphis, Tennessee 38118, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         If the Maker shall fail to make the payment of principal and any installment of interest, as above provided, and such failure shall continue unremedied for a period of five (5) days following written notice thereof, or upon the occurrence of any Event of Default, as that term is defined in the Security Agreement, or upon the dissolution of the Maker and (if there is a cure period applicable thereto) such default is not cured within such applicable cure period, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being hereby expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee if Lender is successful in the litigation.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number





                                  Exhibit G-2
of such extensions or the period or periods thereof, with notice to them and without affecting their liability thereon.

         It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee of the United States of America therein from time to time in effect without regard to principles of conflicts of law. Maker irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Note shall be brought in the courts of record of the State of Tennessee in Shelby County or the federal district court serving Shelby County, Tennessee; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on Maker by mail, at the address provided in this Note, or in such other manner as may be provided under applicable laws or court rules of said state.

         This Note is entered into in the English language. Should a translation of this Note into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Note, the English text shall govern.

         All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                 Copy to:

         Charles R. Evans                  G. Robert Morris, Esq.
         NSA International Gmbh            Baker, Donelson, Bearman & Caldwell
         c/o NSA International, Inc.       165 Madison Ave., Suite 2000
         4260 East Raines Road             Memphis, Tennessee 38103
         Memphis, TN 38118

         If to the Buyer:                  Copy to:

         Holzmann Holding AG               Dr. Jurg Galliker, Esq.
         Baarerstr.8                       KPMG
         Postfach 244                      Innere Margarethenstr.5
         6301 Zug                          4001 Basel





                                  Exhibit G-3
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         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above, using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered to it by giving the other party notice in the manner herein set forth.


                                          HOLZMANN HOLDING AG


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------






                                  Exhibit G-4